Exhibit 4(b)

                           THE SOLOMON-PAGE GROUP LTD.

                        INCENTIVE STOCK OPTION AGREEMENT

         The Solomon-Page Group Ltd., a Delaware corporation (the "Company"), pursuant to its 1993 Long-Term Incentive Plan (the"Plan"), has granted on ______________ to __________ (the "Optionee") a stock option to purchase a total of _____ shares of the Company's Common Stock, par value $.001 per share, (the "Stock"), at the price of _____ per share, on the terms and conditions set forth herein and in the Plan. This option is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986.

         1.       DURATION.

         (a)      This option was granted on the date first above written.

         (b)      This  option   shall  expire  at  the  close  of  business  on
_______________ (the "Termination Date").

         2.       WRITTEN NOTICE OF EXERCISE.

                  This option may be exercised only by delivering to the Secretary of the Company at its principal office within the time specified in paragraph 1, a written notice of exercise substantially in the form described in paragraph 8 hereof.

         3.       ANTI-DILUTION PROVISIONS.

         (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment.

         (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this option as the Board of Directors or the Committee administering the Plan may deem equitable. Failure of the Board of Directors or the Committee administering the Plan to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall


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be conclusive  evidence that no  adjustment is required in  consequence  of such action.

         (c) If the Company is merged into or consolidated with any other corporation, or it if sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the unexercised portion of this option, or (ii) the Company shall give to the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20-day period. In no event, however, shall this option be exercisable after the Termination Date.

         4.       INVESTMENT REPRESENTATION AND LEGEND OF CERTIFICATES.

                  The Optionee agrees that until such time as a registration statement under the Securities Act of 1933 becomes effective with respect to the option and/or the Stock, the Optionee is taking this option and will take the Stock underlying this option, for investment and not for resale or distribution. The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing Stock issuable upon the exercise of this option such legend as the Board of Directors or Committee administering the Plan may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as amended (the "Securities Act").

         5.       NON-TRANSFERABILITY.

                  This option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

         6.       CERTAIN RIGHTS NOT CONFERRED BY OPTION.

                  The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.



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         7.       EXPENSES.

                  The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

         8.       EXERCISE OF OPTIONS.

         (a) This option shall become exercisable, in accordance with its terms, as follows:

                  33 1/3% upon execution of this  agreement
                  66 2/3% commencing six months after the date of grant 100% commencing thirteen months after the date of grant

; provided, however, that the number of shares for which this Incentive Stock Option first becomes exercisable in any calendar year, if any, shall be reduced so that the aggregate fair market value (determined at the time each option was granted) of such shares together with all other shares of Stock underlying Options first exercisable in that calendar year under all other Incentive Stock Options of the Company held by the Optionee shall not exceed $100,000.

         (b) An option shall be exercisable by written notice of such exercise, in the form prescribed by the Board of Directors or the Committee administering the Plan, to the Secretary of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by the payment of consideration (in the form specified below) in the amount of the full purchase price of such shares.

         (c) The form of consideration to be paid for the shares to be issued upon exercise of an Option may consist of (i) cash, check or in the discretion of the Board of Directors or the Committee administering the Plan, a promissory note; (ii) other shares of Common Stock owned by the Optionee which are then registered under the Securities Act or otherwise publicly saleable under Rule 144 or other applicable exemption under the Securities Act and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which this Option shall be exercised; (iii) an assignment by the Optionee of the net proceeds to be received from a registered broker upon the sale of the shares or the proceeds of a loan from such broker in such amount; or (iv) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under Delaware law and satisfying the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.


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         (d)      Any  promissory  note  (the  "Note")  shall  be  in  the  form prescribed by the Board of Directors or the Committee administering the Plan, in the principal sum of the purchase price and duly executed by the Optionee and shall bear interest at the Applicable Federal Rate (as such term is defined in the Internal Revenue Code of 1986) in effect on the date of Note.

         (e) No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee administering the Plan may deem applicable have been complied with. If a registration statement under the Securities Act is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board of Directors or such Committee, that, among other things, he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.

         (f) The person exercising an option shall not be considered a record holder of the Stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock in the records of the Company.

         (g) Subject to the provisions of Section 5(d) of the Plan, this option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and within the three-year period after the date of termination of his employment for disability (as defined in the Plan) or early, normal or deferred retirement or prior to the earlier date on which the option expires in accordance with it terms, except that if Option is an employee of the Company at the time of his death then this option shall be exercisable by his personal representative or heirs, as the case may be, within the twelve-month period next succeeding the death of the optionee or prior to the earlier date on which the option expires in accordance with its terms.

         9.       CONTINUED EMPLOYMENT.

                  Nothing herein shall be deemed to create any employment or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.

                                                THE SOLOMON-PAGE GROUP LTD.


                                                By:__________________________


Accepted and agreed as of the date
first set forth above:


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